Exhibit 99.1

Vroom Files Preliminary Proxy Statement for Reverse Stock Split

HOUSTON--(BUSINESS WIRE)-- Dec. 22, 2023 -- Vroom, Inc. (Nasdaq: VRM) (“Vroom,” the “Company,” “us,” “we” and “our”), a leading e-commerce platform for buying and selling used vehicles, today announced it has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) regarding a special stockholders’ meeting to be held on February 5, 2024, at 11:00 a.m., Eastern time (the “Special Meeting”), to authorize Vroom’s Board of Directors (the “Board”) to effect a reverse stock split of the Company’s common stock at an exchange ratio between 1-for-35 to 1-for-80 (the “Reverse Stock Split”).

On December 21, 2023, the Company received written notice from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on The Nasdaq Global Select Market. The notice has no immediate effect on the listing of the Company’s common stock, which continues to trade on The Nasdaq Global Select Market under the symbol “VRM”. In accordance with Nasdaq requirements, the Company has a period of 180 calendar days, or until June 18, 2024, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days as required under Nasdaq listing rules (unless the Nasdaq staff exercises its discretion to extend this ten day period pursuant to Nasdaq listing rules) during the 180-day period prior to June 18, 2024.

The Board will determine the final split ratio after stockholder approval and would retain the authority to abandon the Reverse Stock Split at any time or to delay or postpone it. Completion of the proposed Reverse Stock Split is subject to market and other customary conditions, including obtaining stockholder approval. There are no assurances that the Reverse Stock Split will be completed, that it will result in an increased per share price, or achieve its other intended effects. The Board reserves the right to elect not to proceed with the Reverse Stock Split if it determines that implementing it is no longer in the best interests of the Company and its stockholders.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s intent or ability to effect a reverse stock split or regain compliance with any applicable Nasdaq listing requirements. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including that the Reverse Stock Split may not be approved by the Company’s stockholders. For other important factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30,

|US-DOCS\147288821.2||

2023, each of which is available on the Company’s Investor Relations website at ir.vroom.com and on the SEC website at www.sec.gov. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this press release. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

Important Additional Information And Where to Find It

In connection with a Special Meeting scheduled for February 5, 2024, to approve the Reverse Stock Split, the Company has filed a preliminary proxy statement with the SEC and intends to file a definitive proxy statement with the SEC that will be mailed to its stockholders. This communication is not a substitute for any proxy statement or other document that Vroom may file with the SEC in connection with the Special Meeting. INVESTORS AND STOCKHOLDERS OF VROOM ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE SPECIAL MEETING CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED REVERSE STOCK SPLIT AND THE RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT. Investors and stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC (as and when available) from the SEC’s website at www.sec.gov and on Vroom’s investor relations website at ir.vroom.com.

Participants in the Solicitation

This communication is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, Vroom, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Vroom. Information regarding Vroom’s directors and executive officers is contained in Vroom’s definitive proxy statement in connection with its annual meeting of stockholders held in 2023, which was filed with the SEC on April 28, 2023. You may obtain these documents without charge from the SEC’s website at www.sec.gov and on Vroom’s investor relations website at ir.vroom.com.

About Vroom (Nasdaq: VRM)

Vroom is an innovative, end-to-end ecommerce platform that offers a better way to buy and a better way to sell used vehicles. The Company’s scalable, data-driven technology brings all phases of the vehicle buying and selling process to consumers wherever they are and offers an extensive selection of vehicles, transparent pricing, competitive financing, and contact-free, at-home pick-up and delivery.

Investor Relations:

Jon Sandison

investors@vroom.com

|US-DOCS\147288821.2||